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                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[ ]  Definitive proxy statement
[X]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))


                      MIDAMERICAN ENERGY HOLDINGS COMPANY
-------------------------------------------------------------------------------
              (Name of Registrant(s) as Specified in its Charter)


                                      N/A
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Date filed:


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                           [MIDAMERICAN ENERGY LOGO]


                      MIDAMERICAN ENERGY HOLDINGS COMPANY
                               666 GRAND AVENUE
                                 P.O. BOX 657
                          DES MOINES, IOWA 50303-0657



                                               October 13, 1998


                              IMPORTANT REMINDER

Dear Shareholder:

     The Special Meeting of Shareholders will be held shortly and we have not yet received your proxy card for this important meeting. As you may know, at the Special Meeting to be held on Friday, October 30, 1998, you are being asked to vote "FOR" approval of the merger of CalEnergy Company, Inc. and MidAmerican.

     In the merger, you will receive $27.15 in cash for each MidAmerican common share you own. This amount represents a premium of nearly 36% over the closing price of $20.00 per share of MidAmerican common stock on August 11, 1998, the last trading day prior to the announcement of the merger.

     Please take a moment and vote the enclosed duplicate proxy today -- even if you plan to attend the Special Meeting. Remember, we must have at least 50% of all outstanding shares voting "FOR" in order to have the merger approved. Otherwise, the company may be forced to incur additional costs for further mailings.

     No matter how many shares you own, your vote is important. A failure to vote is the same as a vote against the merger.

     If you need another copy of the proxy statement previously sent to you or have any questions, please contact MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, at (800) 322-2885 Toll-free or (212) 929-5500 Collect or the company's shareholder services office at (800) 247-5211 or (515) 242-4310.

     Thank you.

                                                  Sincerely,

                                                  /s/ Stanley J. Bright
                                                  ---------------------------
                                                  Stanley J. Bright
                                                  Chairman, President and
                                                  Chief Executive Officer



                               PLEASE VOTE TODAY